UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)      November 28, 2005

Waters Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

01-14010	13-3668640
(Commission File Number)	(IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts	01757
(Address of Principal Executive Offices)	(Zip Code)

(508) 478-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURES

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On November 28, 2005, Waters Corporation entered into a new Credit Agreement (the “Credit Agreement”) with certain financial institutions and JPMorgan Chase Bank, as administrative agent. The obligations of Waters Corporation (“the Company”) under the Credit Agreement are guaranteed by the Company’s domestic subsidiaries. The Credit Agreement provides for a $250 million term loan facility. The Company may on a single occasion request of the lender group that the facility be increased up to an additional $100 million. Existing lenders are not obligated to increase commitments, and the Company can seek to add additional lenders as parties to the Credit Agreement. The term loan facility matures on November 28, 2010, and requires no scheduled repayments before that date, but permits prepayments without penalty.
     The Company borrowed $250 million under the term loan facility on November 28, 2005. The Company plans to use the proceeds of the term loan to finance the repurchase of common stock under its stock repurchase program previously approved by its board of directors and for general corporate purposes. As of November 28, 2005, the following amounts were outstanding under the Company’s credit agreements: $250 million under the new Credit Agreement and $490 million under the Company’s existing $800 million revolving credit and term loan facility.
     The interest rates applicable to any U.S. borrowings under the new Credit Agreement are, at the Company’s option, equal to either the base rate (which is the higher of the prime rate or the federal funds rate plus 1/2%) or, on any Euro borrowings, the applicable 1, 2, 3, 6, 9 or 12 month LIBOR rate, in each case plus an interest rate margin based upon the Company’s leverage ratio, which can range between 37.5 basis points and 112.5 basis points. The new Credit Agreement requires that the Company comply with an interest coverage ratio test of not less than 3.50:1, and a leverage ratio test of not more than 3.25:1, for any period of four consecutive fiscal quarters, respectively. In addition, the new Credit Agreement includes negative covenants that are customary for investment grade credit facilities and are similar in nature to ones contained in the Company’s existing credit facility. The new Credit Agreement also contains certain customary representations and warranties, affirmative covenants and events of default, similar in nature to those in the Company’s existing credit facility.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION
Dated: November 30, 2005	By:	/s/ John Ornell
		Name:	John Ornell
		Title:	Vice President, Finance and Administration and Chief Financial Officer